As filed with the Securities and Exchange Commission on October 17, 1996

                                                      Registration No. 333-_____

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             -----------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                        BULLET SPORTS INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


                   Delaware                                   13-3561882
         (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)                  Identification Number)



            2803 South Yale Street                      Mr. John A. Haas
          Santa Ana, California 92704                      President
                (714) 966-0310                           Bullet Sports
            (Address, including zip                    International, Inc.
          code, and telephone number,                2803 South Yale Street
            including area code, of                Santa Ana, California 92704
            registrant's principal                        (714) 966-0310
              executive offices)                  (Name, address, including zip
                                                   code, and telephone number,
                                                  including area code, of agent
                                                           for service



                                    Copy to:
                              Harry S. Stahl, Esq.
                                 McKenna & Stahl
                          2603 Main Street, Suite 1010
                         Irvine, California  92714-6232
                                 (714) 752-2800

                             [Page 1 of Facing Page]

     Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered
pursuant to dividend or investment plans, please check the following box.  [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered in connection with dividend or investment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [   ]

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                         CALCULATION OF REGISTRATION FEE

                                Proposed    Proposed
                                Maximum     Maximum
Title of                        Offering    Aggregate    Amount of
Shares to be   Amount to be     Price Per   Offering     Registration
Registered     Registered (1)   Share (2)   Price (2)    Fee (2)
------------   --------------   ---------   -----------  ------------
Common Stock   $    3,773,905   $  2.6875   $10,142,370  $     3,498
($.001 Par
Value)


                          TOTAL DUE                     $      3,498
                                                        ------------
                                                        ------------

(1) Of the 3,773,905 shares of Common Stock being registered hereby (a) 12,500 shares of Common Stock, $.001 par value per share ("Common Stock"), of Bullet Sports International, Inc., a Delaware corporation ("Company") represents shares of Common Stock which may be sold by a selling stockholder that may be acquired upon conversion of the Company's Series A 6% Non-Voting Cumulative Convertible Preferred Stock ("Series A Preferred Stock"); (b) 1,397,500 shares of Common Stock of Company represents shares of Common Stock which may be sold by certain selling stockholders that may be acquired upon conversion of the Company's Series B 8.75% Non-Voting Cumulative Convertible Preferred Stock ("Series B Preferred Stock"); (c) 966,500 shares represents shares of Common Stock which may be sold by certain selling stockholders that may be acquired upon conversion of the Company's Series C 8.75% Non-Voting Cumulative Convertible Preferred Stock ("Series C Preferred Stock"); (d) 380,000 shares represent shares of Common Stock which may sold by certain selling stockholders that may be acquired upon conversion of the Company's Series D 8.75% Non-Voting Cumulative Convertible Preferred Stock ("Series D Preferred Stock"); (e) 200,000 shares represents shares of Common Stock issued upon exercise of 200,000 shares Redeemable Common Stock Purchase Warrants; (f) 492,405 shares represents shares of Common Stock which may be sold by certain selling stockholders that may be acquired upon exercise of the Company's Redeemable Common Stock Purchase Warrants which were issued to purchasers and placement agents of the Company's Series B Preferred Stock and Series C Preferred Stock; (g) 125,000 shares represents shares which may be sold by certain selling stockholders that may be acquired upon exercise non-plan options; and (h) 200,000 shares represents shares of Common Stock previously issued to directors of the Company, of which 150,000 shares were acquired by the exercise of non-plan options. No other shares of the Company's Common Stock are being registered pursuant to this offering.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, (the "Act"), the registration fee has been calculated based upon a price of $2.6875 per share, the average of the closing bid and asked prices as reported by NASDAQ Small Cap for the Company's Common Stock on October 10, 1996.

(3) Pursuant to Rule 416 of the Act, there are also being registered hereunder such additional shares as may be issued to the selling stockholders because of future stock dividends, stock distributions, stock splits or similar capital readjustments.

     The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                          SEE "RISK FACTORS" AT PAGE 6

                        BULLET SPORTS INTERNATIONAL, INC.
                              Cross Reference Sheet

                    Pursuant to Item 501(b) of Regulation S-K
                  Showing Location in Prospectus of Information
                          Required by Items of Form S-3

                 Form S-3 Item         Caption or Location
              Number and Caption       in Prospectus
              ------------------       -------------------

 1.  Forepart of the Registration
       Statement and Front Cover
       Page of Prospectus........      Forepart of the Registration Statement;
                                       Outside Front Cover

 2.  Inside Front and Outside
       Back Cover Pages of
       Prospectus...............       Inside Front and Outside Back Cover
                                       Pages of Prospectus

 3.  Summary Information, Risk
        Factors and Ratio of
        Earnings to Fixed
        Charges.................       The Company; Summary of the Offering;
                                       Risk Factors (see page 6)

 4.  Use of Proceeds ...........       Use of Proceeds

 5.  Determination of Offering
        Price...................       Not Applicable

 6.  Dilution ..................       Dilution

 7.  Selling Security Holders...       Selling Stockholders

 8.  Plan of Distribution ......       Plan of Distribution

 9.  Description of Securities
        to be Registered........       Not Applicable

10.  Interests of Named Experts
        and Counsel.............       Not Applicable

11.  Material Changes ..........       Risk Factors (see page 6);
                                       Incorporation of Certain Information
                                       by Reference

12.  Incorporation of Certain          Incorporation of Certain Information
        Information by Reference       by Reference

13.  Disclosure of Commission
        Position on
        Indemnification for
        Securities Act
        Liabilities ............       Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

            ---------------------------------------------------------

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                             DATED __________, 1996

            ---------------------------------------------------------

                        BULLET SPORTS INTERNATIONAL, INC.

                                  COMMON STOCK
                                ($.001 PAR VALUE)

                        3,773,905 SHARES OF COMMON STOCK


     Of the 3,773,905 shares of Common Stock being registered hereby (a) 12,500 shares of Common Stock, $.001 par value per share ("Common Stock"), of Bullet Sports International, Inc., a Delaware corporation ("Company") represents shares of Common Stock which may be sold by a selling stockholder that may be acquired upon conversion of the Company's Series A 6% Non-Voting Cumulative Convertible Preferred Stock ("Series A Preferred Stock"); (b) 1,397,500 shares of Common Stock of Company represents shares of Common Stock which may be sold by certain selling stockholders that may be acquired upon conversion of the Company's Series B 8.75% Non-Voting Cumulative Convertible Preferred Stock ("Series B Preferred Stock"); (c) 966,500 shares represents shares of Common Stock which may be sold by certain selling stockholders that may be acquired upon conversion of the Company's Series C 8.75% Non-Voting Cumulative Convertible Preferred Stock ("Series C Preferred Stock"); (d) 380,000 shares represent shares of Common Stock which may sold by certain selling stockholders that may be acquired upon conversion of the Company's Series D 8.75% Non-Voting Cumulative Convertible Preferred Stock ("Series D Preferred Stock"); (e) 200,000 shares represents shares of Common Stock issued upon exercise of 200,000 shares Redeemable Common Stock Purchase Warrants; (f) 492,405 shares represents shares of Common Stock which may be sold by certain selling stockholders that may be acquired upon exercise of the Company's Redeemable Common Stock Purchase Warrants which were issued to purchasers and placement agents of the Company's Series B Preferred Stock and Series C Preferred Stock; (g) 125,000 shares represents shares which may be sold by certain selling stockholders that may be acquired upon exercise non-plan options and (h) 200,000 shares represents shares of Common Stock previously issued to directors of the Company, of which 150,000 shares were acquired by the exercise of non-plan options. No other shares of the Company's Common Stock are being registered pursuant to this offering.

     Unless the context otherwise requires, all of the persons referred to above shall be referred to collectively as the "Selling Stockholders".

     The Common Stock may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not realize any proceeds from the sale of the Common Stock by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution".

     The Company's Common Stock is traded in the over-the-counter market and is quoted on the small cap market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "PARR". On October 10, 1996, as quoted on the NASDAQ Small Cap Market, the closing price for the Common Stock in the over-the-counter market was $2.6875.

           THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK
              AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE
           PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR
               ENTIRE INVESTMENT.  SEE "RISK FACTORS" AT PAGE 6.
                                  ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is ________________, 1996

             --------------------------------------------------
             --------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

             AVAILABLE INFORMATION                               3
             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE     3
             THE COMPANY                                         4
             SUMMARY OF THE OFFERING                             5
             RISK FACTORS                                        6
             RECENT OPERATING RESULTS                           10
             CAPITALIZATION                                     11
             USE OF PROCEEDS                                    12
             MARKET FOR COMMON EQUITY                           13
             SELLING STOCKHOLDERS                               14
             PLAN OF DISTRIBUTION                               15
             RIGHTS OF CERTAIN HOLDERS OF COMMON STOCK          15
             LEGAL MATTERS                                      16
             ADDITIONAL INFORMATION                             16


                  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION
             OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

             --------------------------------------------------
             --------------------------------------------------

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 13th Floor, Seven World Trade Center, New York, New York 10048; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024, and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                  ------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-25682) under the Exchange Act are incorporated in this Prospectus by reference:

     1. Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996 (filed with the Commission on June 13, 1996);

     2. Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 1996 (filed with the Commission on July 19, 1996);

     3. Current Reports on Form 8-K dated April 26, 1996 (filed with the Commission on April 27, 1996), July 24, 1996 (filed with the Commission on July 26, 1996), and October 11, 1996 (filed with the Commission on October 15, 1996), respectively;

     4. The description of the Company's $.001 par value Common Stock contained in the Company's Registration Statement on Form S-18 (File
No. 33-34095), including any amendments or reports filed for the purpose of updating such description;

     5. The description of the Company's Series B 8.75% Non-Voting Cumulative Convertible Preferred Stock and the Company's Series C 8.75% Non-Voting Cumulative Convertible Preferred Stock contained in the Company's Form 10-KSB for the fiscal year ended February 29, 1996 (filed with the Commission on June 13, 1996), including any amendments or reports filed for the purpose of updating such description.

     6. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Written or telephone requests should be directed to Bullet Sports International, Inc., 2803 South Yale Street, Santa Ana, California 92704,
Attention: Vicki Myers; telephone (714) 966-0310.

                                   THE COMPANY

     The Company was organized under the laws of the state of Delaware on March 19, 1990, under the name Merchant Capital Enterprises, Inc. The Company later changed its name to International Telecom Services, Inc. On January 18, 1995, the Company acquired the golf business and related assets of Roger Dunn Golf Shops, Inc. ("RDGS"). Prior to acquiring RDGS, the Company had no operations. On March 31, 1995, the stockholders of the Company voted to change the name of the Company to Bullet Sports International, Inc. in order to better reflect the Company's newly acquired business. The business of the Company, since January 18, 1995, has been to design, develop, assemble and market golf clubs, golf bags, golf balls and related equipment and accessories and to seek out golf business opportunities which in the opinion of management will provide a profit to the Company.



                         [THIS LEFT BLANK INTENTIONALLY]

                             SUMMARY OF THE OFFERING


     The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or which is incorporated herein by reference.

Securities Offered ............    3,773,905 shares of Common Stock

Shares of Common Stock
     Outstanding (1) ..........    4,278,867 shares

Use of Proceeds ...............    The Company will not receive any of the
                                   proceeds from the sale of stock by the
                                   Selling Stockholders.

                                   There can be no assurance that any or a
                                   substantial portion of the Warrants will be exercised.

Risk Factors..................     The securities offered hereby involve a high
                                   degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors".

NASDAQ symbol.................     PARR
____________

(1) Outstanding as of October 10, 1996. Does not include: (a) 100,000 shares of Common Stock reserved for issuance upon exercise of stock options granted under the Company's 1994 Compensatory Stock Option Plan; (b) 945,000 shares of Common Stock reserved for issuance under the Company's 1995 Employee Compensatory Stock Option Plan; (c) 12,500 shares of Common Stock reserved for issuance upon conversion of the Company's Series A Preferred Stock; (d) 1,397,500 shares of Common Stock reserved for issuance upon conversion of the Company's Series B Preferred Stock; (e) 966,500 shares of Common Stock reserved for issuance upon conversion of the Company's Series C Preferred Stock; (f) 380,000 shares of Common Stock reserved for issuance upon conversion of the Company's Series D Preferred Stock; and (g) 874,372 shares of Common Stock reserved for issuance upon exercise of non-plan stock options and warrants.

                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

     1.   LIMITED OPERATING HISTORY/SIGNIFICANT OPERATING LOSSES.  The
Company was incorporated in March 1990, and had no operations until it acquired the golf business and related assets of Roger Dunn Golf Shops in January 1995. The Company has incurred significant losses in all of its prior periods and the Company's results of operations for the fiscal year ended February 29, 1996 reflected a loss of $6,764,147 or $2.63 per share.
For the six months ended August 31, 1996, the Company incurred an unaudited net loss of $2,233,000 or $.64 per share. In addition, the Company has continued to experience significant losses through the date of this Prospectus. There can be no assurance that the Company will be profitable in the future.

     2. LIQUIDITY AND CAPITAL RESOURCES. The Company is exploring financing and capital options to fund ongoing operations.
Management is also attempting to reduce selling, general and administrative expenses of the golf business as a percentage of net sales and is restructuring its market focus in an effort to attain profitability. Management believes that unless the Company is able to restructure its credit facility, reduce collateral requirements pledged on its line of credit, improve profitability by increasing operating margins while at the same time maintaining or increasing sales volume, and reduce selling, general and administrative expenses as a percentage of sales, the Company will not have sufficient cash to meet minimum operating requirements in fiscal 1997 without obtaining additional capital from the sale of shares of common or preferred stock. If management's plans in connection with these matters are not successful, it would have a material adverse effect on the Company's financial condition.

     3. VARIABILITY OF OPERATING RESULTS. The Company has experienced significant fluctuations in its operating results and anticipates that these fluctuations will continue. Operating results may fluctuate due to factors such as the demand for the Company's products, the timing of the introduction of new products, and price reductions by the Company and its competitors, delay, cancellation or rescheduling of orders, purchasing patterns in the distribution channel, performance of third party manufacturers, inventory levels, availability of key components for the Company's products, the Company's ability to develop and market new products, the timing and amount of sales and marketing expenditures and general economic conditions. In addition, the Company anticipates that its business will be affected by seasonal purchasing patterns.

     4. COMPETITION. The market for moderately priced and low priced golf clubs and balls is highly competitive and is served by many well-established, well-financed companies with recognized brand names. There has been widespread imitation of popular club designs in the industry. The preferences of golf club purchasers may also be subject to rapid and unanticipated changes. While the Company has no single direct competitor in the golf club business, the Company believes that its principal competitors include Tommy Armour, Cleveland, Powerbilt, RAM, Nicklaus and Wilson. The Company also competes, to a lesser degree, with Callaway, Cobra, Lynx and Taylor Made, all of whom also produce premium golf club lines. There can be no assurance as to how long the Company's golf clubs will maintain market acceptance. A decline in the size of the golf club market, whether from a decrease in the popularity of golf or otherwise, could have a material, adverse effect on the Company's business.

     5. SOURCES AND AVAILABILITY OF RAW MATERIALS. The Company is vulnerable to shortages of materials from vendors in various Asian countries. Such shortages could potentially limit production by the Company's vendors in those countries. Moreover, if any of the Company's suppliers is subject to a raw materials shortage, the Company's deliveries to its customers may be delayed, which could adversely affect the Company's business. However, the Company does not rely directly on the availability of raw materials in order to assemble its products. The golf clubs are assembled at the Company's plant in Santa Ana, California.

     6. DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the management and leadership skills of the members of its senior management team. The loss of key personnel or the inability to attract, retain and motivate key personnel could adversely affect the Company's business. There can be no assurance that the Company will be able to retain its existing senior management personnel or attract additional qualified personnel.

     7. NO DIVIDENDS AND RESTRICTIONS ON DIVIDENDS. To date, the Company has not paid any dividends on its Common Stock and does not intend to declare any dividends in the foreseeable future. The Company intends to retain earnings, if any, for the future operation and development of its business. In addition, the payment of such dividends is prohibited by the terms of the Company's credit facility.

     8. SHARES ELIGIBLE FOR FUTURE SALE. As of October 10, 1996 the Company had a total of 4,428,867 shares of Common Stock issued and outstanding. If all options, warrants, and conversion privileges outstanding as at October 10, 1996 were exercised (subject to the limitations on conversion set forth in certificates of designation governing the issuance of the various classes of convertible stock), the Company would have 7,802,772 shares of Common stock outstanding.

     As of October 10, 1996, options to purchase a total of 1,045,000 shares of Common Stock, all of which have been registered under the Securities Act, were outstanding with a weighted average exercise price of $4.86 per share, of which options to purchase 45,000 shares were exercisable as of October 10, 1996. An additional 75,000 shares of Common Stock were available for future option grants under the Company's stock option plans.

      Pursuant to a number of consulting agreements, the Company has granted non-plan options to purchase shares of Common Stock. As of October 10, 1996, non-plan options to purchase a total of 275,000 shares of Common Stock were outstanding and immediately exercisable, with a weighted average exercise price of $2.00 per share.

     The Company has also granted warrants to purchase shares of Common Stock. As of October 10, 1996, warrants to purchase 599,372 shares of Common stock were outstanding, with a weighted average exercise price of $2.91 per share.

     9. NO ASSURANCE OF PROCEEDS. A major source of potential capital to the Company is the proceeds from the exercise of the Warrants. The Company, however, has received no firm commitment for the exercise of the Warrants. Thus, there can be no assurances that the Company will realize material proceeds, if any, from the exercise of such Warrants.

     10. POSSIBLE DILUTION. The Company is authorized to issue 10,000,000 shares of Common Stock, of which 4,428,867 shares were outstanding as of October 10, 1996. Assuming full exercise of all outstanding warrants and options and conversions of preferred shares (subject to the limitations on conversion set forth in certificates of designation governing the issuance of the various classes of convertible stock), 7,802,772 shares will be outstanding. Furthermore, in connection with other business matters deemed appropriate by the Company's management, there can be no assurances that the Company will not, in fact, undertake the issuance of more shares of Common Stock without notice to then existing stockholders. This may be done in order to, among other things, facilitate a business combination, acquire assets or stock of another business, generate debt or equity financing, reward employees or consultants, or for other valid business reasons in the discretion of the Company's Board of Directors.

     11. POSSIBLE STATE AND FEDERAL RESTRICTIONS ON EXERCISE OF WARRANTS. Holders of Warrants will be able to sell the underlying Common Stock issuable upon exercise of the Warrants only if a current registration statement relating to such underlying Common Stock is then in effect and on file with the Securities and Exchange Commission and only if such Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. The warrant agreements relating to the Warrants contain certain provisions requiring the Company to file for and endeavor to secure, such current and effective registration of the shares of Common Stock issuable upon exercise of the Warrants. If such shares are not registered, it is unlikely that the holders of Warrants will exercise the Warrants, in which case the Company would not receive any funds.

     12. EFFECT OF OUTSTANDING OPTIONS AND WARRANTS. As of February 29, 1996, the Company had outstanding options and warrants ("Outstanding Options") to purchase 1,211,600 shares of Common Stock upon exercise of the Outstanding Options. To the extent that the shares underlying the Outstanding Options enter the market, the price of the Common Stock in the market may be substantially reduced. Moreover, for the term of the Outstanding Options, the holders thereof are given an opportunity to profit from a rise in the market price of the Company's Common Stock, with a resulting dilution in the interest of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such Outstanding Options. The holders of such Outstanding Options may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein.

     13. LIMITED MARKET AND POSSIBLE ILLIQUIDITY OF SHARES. The market price for the Company's securities may be significantly affected by such factors as the Company's financial results, the introduction of new products by the Company's competitors, and various factors affecting the golf industry generally. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies the common stock of which trade in the over-the-counter market, have experienced wide fluctuations not necessarily related to the operating performance of such companies. Also, the market price for the Company's Common Stock may be affected by general stock market volatility.

                             RECENT OPERATING RESULTS


      On October 11, 1996, the Company announced its unaudited operating results for the second quarter of fiscal 1997, which ended August 31, 1996. Revenues for the three months ended August 31, 1996, were $1,730,000 compared to $4,272,000 for the same period of the prior year. Net loss for the three months ended August 31, 1996, was $1,480,000, or $.41 per common share net of the provision for preferred stock dividends, compared to a net loss of $741,000, or $.29 per common share for the comparable prior year. Per share data is based on 4,086,000 and 2,717,000 weighted average common and common equivalent shares, respectively, outstanding during the current and prior year's fiscal quarter.

      Revenues for the six months ended August 31, 1996, were $4,174,000 compared to $8,895,000 for the same period of the prior year. Net loss for the six months ended August 31, 1996, was $2,233,000 or $.64 per common share net of the provision for preferred stock dividends, compared to a net loss of $842,000 or $.53 per common shares in the same period of the prior year. Per share data is based on 3,918,000 and 1,794,000 weighted average common and common equivalent shares, respectively, outstanding during the current and prior year six month periods.

      The Company noted in its announcement of second quarter operating results that its level of marketing activities continued to be unfavorably impacted during the second quarter as a result of restrictions in its principal lending agreement limiting available working capital. The Company continues to pursue alternative financing sources. Additionally, substantial charges totaling $498,000 were recorded during the second quarter relating to payments which may be claimed by various preferred stockholders holding registration rights relating to convertible preferred stock issued during the first quarter, as the Company did not meet certain deadlines with respect to filing and gaining effectiveness of the registration statement with the Securities and Exchange Commission ("Commission") of which this prospectus is a part, covering the underlying shares of Common Stock. Unless the Company is successful in getting these payments waived or substantially reduced, additional charges will be incurred during the third quarter of the current fiscal year, until the registration statement becomes effective with the Commission. No assurance can be given as to when the registration statement will become effective with the Commission.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company:

                                                                   Six Months
                                            Fiscal Year          August 31, 1996
                                           Feb. 29, 1996           (Unaudited)
                                           -------------         ---------------
Long-Term debt,
  excluding current maturities:             $    84,307            $    75,533

Stockholders' Equity:

Series A 8.75% Non-Voting Cumulative
  Convertible Preferred Stock                 2,137,950                 22,500


Series B 8.75% Non-Voting Cumulative
  Convertible Preferred Stock                 3,024,269              5,359,959

Series C 8.75% Non-Voting Cumulative
  Convertible Preferred Stock                    -0-                 1,815,727

Series D 8.75% Non-Voting Cumulative
  Convertible Preferred Stock                    -0-                   791,975


Common stock, par value $.001
  per share; 10,000,000 shares
  authorized; 3,748,867 shares
  issued and outstanding                          3,749                  4,279

Additional paid-in capital                    3,306,429              4,534,649

Accumulated deficit                          (6,996,124)            (9,592,968)

Subscription Receivable (Series B
  Preferred                                  (1,261,157)                -0-
                                           ------------            -----------

     Total stockholders' equity                 215,116              2,936,121
                                           ------------            -----------

     Total capitalization                   $   299,423            $ 3,011,654
                                           ------------            -----------
                                           ------------            -----------

--------------
On September and October 10, 1996, the Company received $100,000 and $50,000, respectively, upon the exercise of options to purchase 100,000 common shares and 30,000 common shares, respectively.

                                USE OF PROCEEDS


     The Company will not realize any proceeds from the sale of shares of Common Stock by the Selling Stockholders. See "Selling Stockholders."

     The gross proceeds which may be realized by the Company upon the exercise of one hundred percent (100%) of the Warrants will be $1,743,198. Inasmuch as the Company has received no firm commitments for their exercise, there can be no assurance that any or a substantial portion of the Warrants will be exercised.

     Management cannot predict with any certainty the amount of proceeds, if any, which may be generated from the exercise of Warrants. The net proceeds which may be realized by the Company, if any, upon the exercise of the Warrants will not be utilized for any specific purpose other than to contribute to the Company's working capital and be used to continue the operations of the Company in accordance with the business strategy identified by management. Based upon this strategy, assuming that proceeds, net of costs of this offering, are realized by the Company upon the exercise of Warrants within a period of twenty-four (24) months, management would reasonably expect to utilize such proceeds for working capital purposes.

                            MARKET FOR COMMON EQUITY


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     MARKET INFORMATION

     The Company's Common Stock trades on the NASDAQ Small Cap under the symbol "PARR"(1) maintained by the National Association of Securities Dealers, Inc. ("NASD"). Prior to November 17, 1995, the Company's Common Stock traded on the OTC (Over the Counter) Electronic Bulletin Board. The following table sets forth the closing high and low bid prices of the Common Stock for the period indicated, as reported by the NASD and NASDAQ. These prices are believed to be representative inter-dealer quotations, without retail mark-up, mark-down or commissions and may not represent prices at which actual transactions occurred. Trading volumes have been sporadic.


--------------------------------------------------------------------------------------------
                            Fiscal Year Ended     Fiscal Year Ended     Fiscal Year Ended
                            February 28, 1995     February 29, 1996     February 28, 1997
                                   Bid                  Bid                   Bid
--------------------------------------------------------------------------------------------
                              High      Low         High      Low         High      Low
--------------------------------------------------------------------------------------------
1st Quarter                     *        *         $5.625    $4.25       $2.594    $1.875
--------------------------------------------------------------------------------------------
2nd Quarter                     *        *         $5.875    $5.00       $5.125    $2.125
--------------------------------------------------------------------------------------------
3rd Quarter                     *        *         $5.625    $3.50       $5.125**  $2.00**
--------------------------------------------------------------------------------------------
4th Quarter                  $4.50     $1.13       $4.875    $1.688
--------------------------------------------------------------------------------------------


 *    There were no quotations found for this period.
** The prices for the third quarter are through October 10, 1996 with a closing price of $2.6875 on October 10, 1996.

     HOLDERS

     At July 16, 1996, there were approximately 1600 record holders of the Company's Common Stock, one record holder of its Series A, 6.0% Non-Voting Cumulative Convertible Preferred Stock, five record holders of its Series B, 6.0% Non-Voting Cumulative Convertible Preferred Stock and four record holders of its Series C, 8.75% Non-Voting Cumulative Convertible Preferred Stock. The number of holders of the Company's Common Stock may not include stockholders whose shares are held in street or nominee names.


----------------
  (1) Prior to April 6, 1995, the Company's Common Stock traded under the symbol "ITCSA".

                              SELLING STOCKHOLDERS


     The shares of Common Stock of the Company offered by this Prospectus are being sold for the account of the persons named herein ("Selling Stockholders").

     The shares of Common Stock offered by the Selling Stockholders may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of October 10, 1996, and as adjusted to reflect the sale of the securities offered hereby, by the Selling Stockholders.



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                     Number of Shares of
                                            Common Stock    Number of Shares of
                                      Beneficially Owned     Common Stock to be
Name of Selling Stockholders            October 10, 1996                Offered
-------------------------------------------------------------------------------
GFL Performance Fund Limited                   580,000               580,000
-------------------------------------------------------------------------------
GFL Ultra Fund                                  12,500                12,500
-------------------------------------------------------------------------------
Givigest Finance (Overseas) N.V.             1,412,276             1,412,276
-------------------------------------------------------------------------------
The Gifford Fund Ltd.                          140,000               140,000
-------------------------------------------------------------------------------
Bank Lombard Odier & Cie                       261,250               261,250
-------------------------------------------------------------------------------
Societe Financiers Privee S.A.                 261,250               261,250
-------------------------------------------------------------------------------
Gotthard Bank - Nassau (Bahamas)               352,967               352,967
-------------------------------------------------------------------------------
Patricia Mooneyham                              29,305                29,305
-------------------------------------------------------------------------------
Coutts & Co. (Bahamas) Ltd.                    293,052               293,052
-------------------------------------------------------------------------------
Givigest Fiduciaria S.A.                       102,500               102,500
-------------------------------------------------------------------------------
Century City Securities                          3,805                 3,805
-------------------------------------------------------------------------------
Douglas L. Hawthorne                           100,000               100,000
-------------------------------------------------------------------------------
Leonard K. Nave                                 50,000                50,000
-------------------------------------------------------------------------------
Rick G. Avare                                   50,000                50,000
-------------------------------------------------------------------------------
Andrew J. Kacic                                100,000               100,000
-------------------------------------------------------------------------------
SCF Societe Di  Consulenza                      25,000                25,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Totals                                       3,773,905             3,773,905
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             PLAN OF DISTRIBUTION

     The Common Stock to be sold by the Selling Stockholders may be sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares of Common Stock offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits Purchasers; and (d) face-to-face transactions between sellers and Purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 promulgated thereunder might be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Stockholders will comply with Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended, in connection with all resales of Common Stock offered hereby.


                   RIGHTS OF CERTAIN HOLDERS OF COMMON STOCK


     The agreements under which certain shareholders privately purchased their Common Stock provide that in certain instances these shareholders have the right to: (i) require that the Company file a registration statement under the Securities Act covering their shares; and (ii) include their shares in a registration statement filed by the Company under such Act.

                                   EXPERTS

     The financial statements of Bullet Sports International, Inc. as of February 29, 1996, and for the years ended December 31, 1995 and 1994 have been incorporated by reference herein and in the registration statement in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon by McKenna & Stahl, 2603 Main Street, Suite 1010, Irvine, California, Irvine, 92714.


                              ADDITIONAL INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-3 (herein, together with all amendments, if any, thereto, called the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered by this Prospectus. For further information with respect to the Company and such shares of Common Stock, reference is made to the Registration Statement and to the exhibits, if any, filed therewith which are available for inspection at the office of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained therefrom at prescribed rates and a copy of the Registration Statement may be obtained from the principal office of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)


          Securities and Exchange Commission filing
             fee....................................   $ 3,498
          Transfer Agent's and Registrar's Fees.....     4,000
          Legal fees and expenses...................    25,000
          Accounting fees and expenses..............     3,000
          Miscellaneous ............................     1,000
                                                       -------

              Total.................................   $36,498
                                                       -------
                                                       -------

     All amounts estimated except for Securities and Exchange Commission filing fee.


----------------
     (1) As required by agreements between the Company and the Selling Stockholders, all of these expenses of issuance and distribution will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and Sections 145 of the General Corporation Law of the State of Delaware provide for indemnification of directors and officers under certain conditions and subject to certain limitations.

     Section 145 of the General Corporation Law of the State of Delaware empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article Seventh of the Certificate of Incorporation and Article VII of the Amended and Restated Bylaws of the Company provide for indemnification of persons to the fullest extent authorized by the General Corporation Law of the State of Delaware.

     In accordance with the General Corporation Law of the State of Delaware, the Company has adopted a provision in its Certificate of Incorporation to limit the personal liability of its directors for violations of their fiduciary duty. The provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  LIST OF EXHIBITS

EXHIBIT                            DESCRIPTION
NUMBER

3.1 Certificate of Incorporation of Merchant Capital Enterprises, Inc., dated March 19, 1990 (incorporated by reference to
               Exhibit 3(a) to the Company's Registration Statement on
               Form S-18, File No. 33-34095).

3.2 Certificate of Amendment to Certificate of Incorporation of International Telecom Services, Inc., dated March 31, 1995 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended February 28, 1995).

3.3 Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form S-18, File
               No. 33-34095).

4.1            Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4(a) to the Company's Registration Statement on
               Form S-18, File No. 33-34095).

4.2 Specimen Series A, 6% Non-Voting Cumulative Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 18,
               1995).

4.3 Certificate of Designation establishing the Series A, 6% Non-Voting Cumulative Convertible Preferred Shares as filed with the Delaware Secretary of State on December 22, 1994 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 18, 1995).

4.4 Specimen Series B, 8.75% Non-Voting Cumulative Convertible Preferred Stock Certificate (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.5 Certificate of Designation establishing the Series B, 8.75% Non-Voting Cumulative Convertible Preferred Stock as filed with the Delaware Secretary of State on March 6, 1996 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29,
               1996).

4.6 Specimen Series C, 8.75% Non-Voting Cumulative Convertible Preferred Stock Certificate (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.7 Certificate of Designation establishing the Series C, 8.75% Non-Voting Cumulative Convertible Preferred Stock as filed with the Delaware Secretary of State on April 18, 1996 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29,
               1996).

4.8            Specimen of 8.75% Convertible Subordinated Debenture due
               October 15, 1999 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.9 Copy of Terms and Conditions for the 8.75% Convertible Subordinated Debentures due October 15, 1999 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29,
               1996).

4.10 Specimen Series D, 8.75% Non-Voting Cumulative Convertible Preferred Stock Certificate.

4.11 Certificate of Designation establishing the Series D, 8.75% Non-Voting Cumulative Convertible Preferred Stock as filed with the Delaware Secretary of State on July 19, 1996.

5 Opinion of McKenna & Stahl as to the legality of securities being registered.*

10.1 Purchase Agreement dated December 7, 1994, among the Company, Roger Dunn Golf Shops, Inc., and Steven Dunn individually (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.2 Bill of Sale from Roger Dunn Golf Shops, Inc. to the Company dated January 18, 1995 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated February 18, 1995, as amended).

10.3 Non-Competition and Non-Use Agreement dated January 18, 1995 among the Company, Roger Dunn Golf Shops, Inc. and Steve Dunn, individually (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.4 Release and Quit-Claim from Roger Dunn Golf Shops, Inc. and Steven Dunn, individually, dated January 18, 1995 (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.5 Assumption of Liabilities by the Company and Bullet-Cougar Golf Corporation dated January 18, 1995 (incorporated by reference to
               Exhibit 10.5 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.6 Agreement dated January 18, 1995, among the Company, Roger Dunn Golf Shops, Inc. and Steven Dunn, individually (incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.7 Assumption and Confirmation Agreement dated January 17, 1995, among Wells Fargo Bank, N.A., Roger Dunn Golf Shops, Inc.,
               Steven B. Dunn, individually, the Company, and Bullet-Cougar Golf Corporation (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.8 Second Amended and Restated Revolving Line of Credit Note dated January 17, 1995, executed by Roger Dunn Golf Shops, Inc., the Company and Bullet-Cougar Golf Corporation in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K dated February 18,
               1995).

10.9 Continuing Security Agreement dated January 18, 1995, executed by the Company in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.10 Security Agreement (Equipment and Fixtures) dated January 18, 1995, executed by the Company in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.11 General Pledge Agreement dated January 18, 1995, executed by Roger Dunn Golf Shops, Inc. in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.11 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.12 Modification Letter dated January 17, 1995, among the Company, Bullet-Cougar Golf Corporation, Roger Dunn Golf Shops, Inc. and Wells Fargo Bank, N.A. (incorporated by reference to
               Exhibit 10.12 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.13 1994 Compensatory Stock Option Plan (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995, filed on June 13, 1995).

10.14 1994 Employee Stock Option Plan (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995, filed on June 13, 1995).

10.15 Agreement of Purchase and Sale of Assets dated June 13, 1995 between the Company and Otey Crisman Golf Company and W. O. Crisman, III (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.16 Business Financing Agreement dated August 25, 1995, between Bullet-Cougar Golf Corporation and Deutsche Financial Services Corporation (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.17 Notes Payable Subordination Agreement dated August 25, 1995, between Bullet-Cougar Golf Corporation and Deutsche Financial Services Corporation (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.18 Guaranty dated August 25, 1995, by Company to Deutsche Financial Services Corporation (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.19 Letter of Intent dated May 9, 1996 between the Company and Quick Silver Sport-Tech (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.20 1995 Compensatory Stock Option Plan (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

21.0 Subsidiaries of Bullet Sports International, Inc. (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
               1995).

23.1           Consent of Arthur Andersen LLP, independent public accountants.

24.2           Consent of McKenna & Stahl (included in Exhibit 5)*

25             Power of Attorney

------------
*   To be filed by Amendment.


Item 17.  Undertakings.

     A.  RULE 415 UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.  SUBSEQUENT EXCHANGE ACT FILINGS UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of

1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  INCORPORATED ANNUAL AND QUARTERLY REPORTS UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus.

     D.  INDEMNIFICATION UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 16 day of October, 1996.


                         BULLET SPORTS INTERNATIONAL, INC.

                         By:
                             --------------------
                             John A. Haas
                             President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                         TITLE                       DATE
---------                         -----                       ----

                                Chairman of the Board    October 16, 1996
-----------------------------
Richard P. Crane, Jr.

                                President and Chief      October 16, 1996
-----------------------------   Executive Officer
John A. Haas

                                Director and Chief       October 16, 1996
-----------------------------   Financial Officer
Mark Green

                                Director and             October 16, 1996
-----------------------------   Senior Vice President
Daniel Chandler

                                Director                 October 16, 1996
-----------------------------
Douglas Hawthorne

                                Director                 October 16, 1996
-----------------------------
Leonard Nave

                                Director                 October 16, 1996
-----------------------------
Robert Courtney

                                Controller (Principal    October 16, 1996
-----------------------------   Accounting Officer)
William Slater

                                POWER OF ATTORNEY


    Each of the undersigned hereby constitutes and appoints Richard P. Crane, Jr. and John A. Haas, or either or them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                TITLE                 DATE
---------                                -----                 ----

                                Chairman of the Board    October 16, 1996
-----------------------------
Richard P. Crane, Jr.

                                President and Chief      October 16, 1996
-----------------------------   Executive Officer
John A. Haas

                                Director and Chief       October 16, 1996
-----------------------------   Financial Officer
Mark Green                      (Principal Accounting
                                Officer)

                                Director and             October 16, 1996
-----------------------------   Senior Vice President
Daniel Chandler

                                Director                 October 16, 1996
-----------------------------
Douglas Hawthorne

                                Director                 October 16, 1996
-----------------------------
Leonard Nave

                                Director                 October 16, 1996
-----------------------------
Robert Courtney

                                Controller (Principal    October 16, 1996
-----------------------------   Accounting Officer)
William Slater

                                INDEX TO EXHIBITS



                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER        DESCRIPTION OF DOCUMENT                                   PAGE

3.1      Certificate of Incorporation of Merchant Capital
         Enterprises, Inc., dated March 19, 1990 (incorporated by reference to Exhibit 3(a) to the Company's Registration
         Statement on Form S-18, File No. 33-34095).

3.2 Certificate of Amendment to Certificate of Incorporation of International Telecom Services, Inc., dated March 31, 1995 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended February 28, 1995).

3.3 Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on
         Form S-18, File No. 33-34095).

4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-18, File No. 33-34095).

4.2      Specimen Series A, 6% Non-Voting Cumulative Convertible
         Preferred Stock Certificate (incorporated by reference to
         Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 18, 1995).

4.3 Certificate of Designation establishing the Series A, 6% Non-Voting Cumulative Convertible Preferred Shares as filed with the Delaware Secretary of State on December 22, 1994 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 18, 1995).

4.4 Specimen Series B, 8.75% Non-Voting Cumulative Convertible Preferred Stock Certificate (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.5 Certificate of Designation establishing the Series B, 8.75% Non-Voting Cumulative Convertible Preferred Stock as filed with the Delaware Secretary of State on March 6, 1996 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.6 Specimen Series C, 8.75% Non-Voting Cumulative Convertible Preferred Stock Certificate (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.7 Certificate of Designation establishing the Series C, 8.75% Non-Voting Cumulative Convertible Preferred Stock as filed with the Delaware Secretary of State on April 18, 1996 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.8      Specimen of 8.75% Convertible Subordinated Debenture due
         October 15, 1999 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.9 Copy of Terms and Conditions for the 8.75% Convertible Subordinated Debentures due October 15, 1999 (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

4.10 Specimen Series D, 8.75% Non-Voting Cumulative Convertible Preferred Stock Certificate.

4.11 Certificate of Designation establishing the Series D. 8.75% Non-Voting Cumulative Convertible Preferred Stock as filed with the Delaware Secretary of State on July 19, 1996.

5 Opinion of McKenna & Stahl as to the legality of securities being registered.*

10.1     Purchase Agreement dated December 7, 1994, among the
         Company, Roger Dunn Golf Shops, Inc., and Steven Dunn individually (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 18,
         1995).

10.2 Bill of Sale from Roger Dunn Golf Shops, Inc. to the Company dated January 18, 1995 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated February 18, 1995, as amended).

10.3 Non-Competition and Non-Use Agreement dated January 18, 1995 among the Company, Roger Dunn Golf Shops, Inc. and Steve
         Dunn, individually (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.4 Release and Quit-Claim from Roger Dunn Golf Shops, Inc. and Steven Dunn, individually, dated January 18, 1995
         (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.5 Assumption of Liabilities by the Company and Bullet-Cougar Golf Corporation dated January 18, 1995 (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.6 Agreement dated January 18, 1995, among the Company, Roger Dunn Golf Shops, Inc. and Steven Dunn, individually
         (incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.7 Assumption and Confirmation Agreement dated January 17, 1995, among Wells Fargo Bank, N.A., Roger Dunn Golf Shops, Inc., Steven B. Dunn, individually, the Company, and Bullet-Cougar Golf Corporation (incorporated by reference to
         Exhibit 10.7 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.8 Second Amended and Restated Revolving Line of Credit Note dated January 17, 1995, executed by Roger Dunn Golf Shops, Inc., the Company and Bullet-Cougar Golf Corporation in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.9 Continuing Security Agreement dated January 18, 1995, executed by the Company in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.10    Security Agreement (Equipment and Fixtures) dated
         January 18, 1995, executed by the Company in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K dated February 18,
         1995).

10.11 General Pledge Agreement dated January 18, 1995, executed by Roger Dunn Golf Shops, Inc. in favor of Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.11 to the Company's Current Report on Form 8-K dated February 18, 1995).

10.12    Modification Letter dated January 17, 1995, among the
         Company, Bullet-Cougar Golf Corporation, Roger Dunn Golf
         Shops, Inc. and Wells Fargo Bank, N.A.

         (incorporated by reference to Exhibit 10.12 to the Company's Current Report on Form 8-K dated February 18,
         1995).

10.13 1994 Compensatory Stock Option Plan (incorporated by reference to identical exhibit number in the Company's
         Annual Report on Form 10-KSB for the fiscal year ended
         February 28, 1995, filed on June 13, 1995).

10.14 1994 Employee Stock Option Plan (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995, filed on June 13, 1995).

10.15 Agreement of Purchase and Sale of Assets dated June 13, 1995 between the Company and Otey Crisman Golf Company and W. O. Crisman, III (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.16 Business Financing Agreement dated August 25, 1995, between Bullet-Cougar Golf Corporation and Deutsche Financial
         Services Corporation (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.17 Notes Payable Subordination Agreement dated August 25, 1995, between Bullet-Cougar Golf Corporation and Deutsche Financial Services Corporation (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.18 Guaranty dated August 25, 1995, by Company to Deutsche Financial Services Corporation (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.19 Letter of Intent dated May 9, 1996 between the Company and Quick Silver Sport-Tech (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996).

10.20 1995 Compensatory Stock Option Plan (incorporated by reference to identical exhibit number in the Company's
         Annual Report on Form 10-KSB for the fiscal year ended
         February 29, 1996).

21.0     Subsidiaries of Bullet Sports International, Inc.
         (incorporated by reference to identical exhibit number in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995).

23.1 Consent of Arthur Andersen LLP, independent public accountants.

24.2     Consent of McKenna & Stahl (included in Exhibit 5)*

25       Power of Attorney

------------
*   To be filed by Amendment.